Exhibit 10.34

TECHNOLOGY TRANSFER AGREEMENT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

TECHNOLOGY TRANSFER AGREEMENT

Hospitalet de Llobregat, on 31 August 2010

APPEARING

As party of the first part, Mr Emilià Pola, of legal age, holder of National ID No. 46.042.576-A, on behalf and in representation of the BELLVITGE BIOMEDICAL RESEARCH INSTITUTE (hereinafter “IDIBELL”), with headquarters at L’Hospitalet de Llobregat (Barcelona), IDIBELL Duran i Reynals, 3a planta, Gran Via de l'Hospitalet, 199, 08907, and with Tax ID Code (Codi d’Identificació Fiscal, CIF) G-58863317. Mr Emilià Pola[***] is acting as Director of IDIBELL, by virtue of the power of attorney granted on 16 September 2008 before the Notary Public of L’Hospitalet de Llobregat, Mr Jorge Farres Reig, under number 1991 of his notarial records.

Dr Manel M. Cascalló Piqueras, of legal age, married, with registered address at [***], holder of National ID No. [***], on his own behalf and representation and on behalf of and in representation of VCN BIOSCIENCES, S.L., a company with registered address in Gelida at Passeig Circumval lació, No. 54, holder of CIF B65109605, incorporated through a public deed notarised on 11 May 2009, before the Notary Public of L’Hospitalet de Llobregat, Mr Fernando Morales Limia, under number 711 of his notarial records. Acting as Director of the Company, as contained in the articles of incorporation (hereinafter the “Company”).

Hereinafter, the Company and IDIBELL shall be jointly referred to as the “Parties”.

The Parties, in their respective representation, sign this Technology Transfer Agreement (hereinafter referred to as the “Agreement”).

WHEREAS

I.

IDIBELL is a private research foundation owned, among others, by the Autonomous Government of Catalonia, the University of Barcelona and Bellvitge University Hospital, which aims to promote, develop, manage and disseminate

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biomedical research and training in the field of health sciences, primarily on the Bellvitge campus.

II.	Whereas IDIBELL wishes to encourage the transfer of technology and scientific knowledge derived from research activities conducted in its environment to society.

III.

Whereas the Company is dedicated to developing oncolytic adenoviruses for tumour therapies, as well as the marketing, development, utilisation or production of biotechnology agents for the prevention, diagnosis and treatment of cancer.

IV.

Whereas on 2 October 2007, IDIBELL entered into, with the Catalan Oncology Institute (hereinafter “ICO”, its acronym in Catalan) the “Framework Collaboration Agreement between the Catalan Oncology Institute and the Bellvitge Biomedical Research Institute” (hereinafter the “Framework Agreement”), [***]

V.

Whereas, within the scope of its research activities in the Framework Agreement, IDIBELL and ICO have obtained a series of scientific results and knowledge that has led to certain scientific technology and knowledge that has been protected by the Patent application of which IDIBELL and ICO are co-holders, by virtue of the provisions of the Framework Agreement and which is identified under Appendix 1 to this Agreement (hereinafter the “Patent”).

VI.	[***].

VII.

That the Company is interested in obtaining an exclusive licence for the use and utilisation of the technology referred to in Recital V above, for the purposes of carrying out its own activities. Likewise, IDIBELL, in compliance with its purposes and the scope of the ICO management mandate, is interested in granting the above-mentioned licence to the Company under the terms and conditions set forth in this Agreement.

VIII.

Now therefore, the Parties, by virtue of the powers of representation they hold, mutually acknowledge their sufficient legal capacity to execute this Agreement, and for such purpose, proceed to sign it in accordance with the following

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CLAUSES

1.AIM

1.1.

The aim of this Agreement is to define the terms and conditions under which IDIBELL grants to the Company, which accepts it, a licence to exclusively use and utilise the research results obtained by IDIBELL and ICO covered by the Framework Agreement, as well as any intellectual and/or industrial property rights thereto (including the Patent), as described in Appendix 1, attached hereto (hereinafter the “Technology”).

1.2.

IDIBELL shall make technical knowledge available to the Company relating to the Patent which is essential for its proper utilisation. The afore-mentioned information shall be subject to clauses 12 and 13 hereof.

1.3.	Accordingly, the aim of this Agreement is to govern certain aspects of the relationship between the Parties, within the framework of this technology transfer procedure on behalf of the Company.

2.NATURE AND EXTENSION OF THE LICENCE

2.1.	This licence (hereinafter the “Licence”) is granted on an exclusive basis throughout the entire world, with the only limitations set forth herein.

2.2.

This Agreement is established for the effective term of the Patent. However, in the event that an intellectual property or industrial property right is requested to be licenced to the Company under this Agreement and this Agreement expires after the one described in the preceding section, the Agreement shall remain in force with regard to the respective protective title until its respective expiration date.

2.3.

The Licence is non-transferable, except with prior written approval from IDIBELL, which shall, in any case, be made at market price, in terms consistent with this Licence and in strict observance of the rights granted on behalf of IDIBELL and ICO, which must be sufficiently safeguarded in all cases.

2.4.	The Licence is sub-licensable to third parties, notwithstanding the Company’s right to require prior written approval from IDIBELL. In all cases, any sublicense

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must be granted under terms consistent with this Licence and in strict observance of the rights granted on behalf of IDIBELL and ICO, which must be sufficiently safeguarded in all cases. For such purposes, the Company shall forward to IDIBELL the sublicense agreement or the Licence transmission agreement for the latter to provide, if applicable, its authorisation. Notwithstanding the foregoing, IDIBELL may report, with the respective approval of ICO, the modification of the sublicense authorisation regime in this Agreement, for which only prior written approval will be required, under the assumptions that sublicense is granted i) below market conditions; or ii) on behalf of an entity linked to the Company, without prejudice to the Company forwarding a copy to IDIBELL of any sublicense agreement, once entered into.

2.5.

In the event that Patent is finally not granted, for any reason, this Licence shall likewise be deemed as having been granted, with regard to the scientific and technological knowledge that the Technology provides to IDIBELL and ICO, with the Company retaining the exclusive right to market and utilise the knowledge described in Recital V.

2.6.

The Parties agree that the Company will submit a Patent development plan and budget within three (3) months of signing the Agreement. This obligation shall be a termination condition hereof, whereby in the event of a breach, this Licence shall cease to have legal effects and the technology shall be revert to IDIBELL and ICO without the Company having any right to obtain financial compensation.

2.7.	The Parties agree that the Company shall make its best efforts to advance in the development of the Technology licenced to the Company.

2.8.	Likewise, without prejudice to the obligation established in clause 3.3.4, the Company shall submit reports every year (in December) to IDIBELL describing the following:

(i)	the status of the Patent application;
(ii)	technological development efforts and the costs derived therefrom;
(iii)	efforts to market the Technology; and
(iv)	an itemized list of income generated by marketing the Technology.

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3.LICENCE PRICE

In consideration for the granting of the Licence, the Company shall pay IDIBELL the compensation established below, without prejudice to, for the purposes of respecting the Framework Agreement, the income obtained by IDIBELL hereunder, which shall be equally distributed to IDIBELL and ICO as co-holders in equal shares of the rights to utilise the Technology.

3.1.	Variable compensation

3.1.1.Royalties

The Company shall pay IDIBELL royalties (hereinafter the “Royalties”), at an amount equal to [***] percent ([***]%) of the income that the Company has actually collected from the utilisation of products derived from the Technology, prior to applying the relevant Value-added Tax, if any (hereinafter the “Invoicing”).

Notwithstanding the provisions of the preceding paragraph, and without prejudice to clause 2.4, the Company shall pay Royalties to IDIBELL at an amount equal to [***] percent ([***]%) of the income that the Company has actually received related to (i) the sublicenses of the Technology which, if any, it grants on behalf of third parties; (ii) advance payments or payments made for goals that were met and/or services associated with the Technology; or (iii) any other income arising from the utilisation of the Technology except for those described in the preceding paragraph. For the purposes hereof, income described in this paragraph under these items shall be deemed to be included under the item of Invoicing.

3.1.2.Form of payment of Royalties

The Company shall notify IDIBELL of the yearly Invoicing that can generate within 3 (three) months of end of each calendar year in which the variable compensation established in this clause can be generated, as established in clause 3.2.1, as well as the total amount of the variable compensation that, if applicable, it has earned, with the Company then proceeding to pay the aforementioned Royalties, plus the respective Value-added Tax.

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3.1.3.Review and Verification

Every year, the Company shall provide IDIBELL with all accounting information required to verify the accuracy and veracity of the respective Invoicing figures submitted by the Company and, at the least, the annual accounts (including the balance sheet, profit & loss statement, and annual report and financial statements) and the audited invoicing data, in the event that the Company audits its annual accounts.

In this regard, the Company shall at all times keep an orderly and up-to-date accounting of the utilisation of the Technology, retaining in all cases all documents, vouchers and invoices from the Company corresponding, at all times, to the past four (4) years. This obligation shall apply throughout the entire term of the Agreement and for four (4) years after its termination.

In addition, and in any case, IDIBELL shall be entitled, once per year, to carry out a verification with an auditor appointed by IDIBELL for the exclusive purposes of calculating, checking and verifying the Invoicing figures submitted by the Company.

In the event that the auditor’s results do not match the figures submitted by the Company, the compensation received by IDIBELL shall be adjusted accordingly.

[***] additionally, in the event that the total annual difference between the results of the verification and the figures submitted by the Company exceeds [***] percent ([***]%), the Company shall pay IDIBELL, as a penalty, a quantity equal to [***]

4.CONTINUATION OF RESEARCH ACTIVITIES

IDIBELL and ICO shall, in all cases, retain the right to use the Technology to carry out any teaching, health care or research (non-marketing) activities in connection with the Technology, with the results obtained being their property.

5.PROTECTION OF LICENCED TECHNOLOGY

5.1.	The Company may choose to request a new industrial property title on the licenced Technology (including technology that, on the date this Agreement is signed, has

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not yet been protected), in whole or in part, domestically and/or internationally (including extensions thereto or to the Patent), listing IDIBELL and ICO as titleholders in equal parts of the respective protective title, with the Company assuming the costs and arrangement of obtaining and maintaining the respective protective title. In this case, the Licence shall also be understood to be granted in connection with this request and the protective title, under the same terms as those set forth herein for the Licence.

5.2.

In the event that IDIBELL is the Party interested in applying for a new industrial property title on the Technology, in whole or in part, domestically and/or internationally (including all international extensions of the Patent), it shall notify the Company which, if interested in protecting it, shall have a three (3) month period to apply for the respective protective title under the terms described in the preceding paragraph. In the event that the Company is not interested in the protective title or extension or has not commenced the above procedure within three (3) months, IDIBELL may request, in its name (and/or in the name of ICO) a new industrial property title on the licenced Technology domestically and/or internationally (and/or extend the Patent internationally), as the case may be, assuming the costs and arrangements for its granting and maintenance. In this scenario, IDIBELL may revoke the Licence on the new requested protective title or international extension corresponding to the territorial scope of protection requested, by express written notification to the Company.

5.3.

In the event that the Company intends to cease taking responsibility over the Patent (or any extensions thereto), it must notify IDIBELL of this in writing within ninety (90) days, so that it can properly exercise its rights to the respective protective title. In this regard, the Company shall provide IDIBELL with all documentation relating to the protective title, agreeing to sign, if applicable, any necessary official documents so that IDIBELL may exercise its rights.

5.4.

The Company shall request that this Licence be registered before the public agency at which this Patent was requested or, if applicable, before the public agency at which new protective titles are requested, if possible in accordance with applicable regulations, with the right to reversion described herein being expressly included. The Company shall bear the respective costs and expenses.

5.5.	In the event that the reversion mentioned in the preceding paragraph is effective, the Company shall cooperate for the purposes of updating the registration, as applicable.

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6.DEFENCE OF THE LICENCED TECHNOLOGY

6.1.

The Company shall be responsible for the defending the intellectual and/or industrial property rights relating to the Technology in the event of a breach by a third party and shall take the initiative to defend those rights. This shall also apply to the proper maintenance and management of any protective title obtained.

6.2.

Notwithstanding the foregoing, IDIBELL may assume direction of the defence of the rights to the Technology at any time, in the event of inaction, possible lack of diligence by the Company, or if deemed desirable.

6.3.

In the event that either Party becomes aware of a third party’s breach of the intellectual property and/or industrial property rights relating to the Technology, it shall immediately notify the other Party.

6.4.	Expenses incurred by either Party for defending the rights to the Technology shall be assumed, in all cases, by the Company. [***]

6.5.	[***]

7.FUTURE TECHNOLOGY AND INNOVATIONS

7.1.

The Parties agree that if the Gene and Viral Therapy Group of the Catalan Oncology Institute obtains new knowledge derived from the licenced Technology resulting in a change or improvement, then IDIBELL, if interested in commercially utilising it, shall notify the Company, who shall have a priority right to obtain a right to employ and utilise it, which must be exercised within three (3) months of the offer by IDIBELL. If this term expires and the Company has not exercised its priority right to the new knowledge, IDIBELL may freely utilise this knowledge, without prejudice to the rights granted herein. The priority right described above will be subject to strict compliance with applicable asset-related regulations.

7.2.

In the event that the changes or improvements in the Licenced Technology are developed under a research and development agreement between IDIBELL and the Company, that agreement shall define the ownership of the intellectual and industrial property rights and the rights to utilise them.

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7.3.	[***]

8.RIGHT OF REVERSION

8.1.

IDIBELL shall have the right to fully or partially revoke the Licence, as applicable, thus reverting the right to the Technology to IDIBELL and ICO, with the Company having no right to receive any indemnity or compensation, in the event that the Company:

(a)

ceases business activities for a continuous period of one (1) year, ceases to employ and/or utilise the Technology or part thereof subject to Licence. Notwithstanding the foregoing, the right of reversion shall not apply in the event that the Company continues to employ or utilise the results of the research and development activity, whether conducted directly or by third parties, over the Licenced Technology.

(b)	uses the Technology in violation of the foundational principles of IDIBELL or ICO, as described in their Bylaws.

(c)	decides to stop maintaining the Patent or any extension thereof.

8.2.

The Company undertakes to provide IDIBELL with written notification of any of these circumstances one (1) month in advance, so that the Company may exercise the right of reversion established in this clause.

8.3.

In order to execute the right of reversion, it shall be sufficient for IDIBELL to provide notification of the execution of such aforementioned right, which could be justified by any of the circumstances described in section 8.1 above, and all documentation associated with the Technology shall be released to it.

9.HARMLESSNESS OF IDIBELL AND ICO

9.1.

The Licence described herein is granted without warranties of any kind, express or implied, including, without limitation, a warranty of marketability, patentability and/or fitness for a particular purpose, or non-infringement of any patent or other third-party intellectual and industrial property rights.

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9.2.

The Company, as the party exercising the rights to utilise the Technology, shall hold IDIBELL and ICO fully harmless from any incidental or consequential damages, liabilities, claims, obligations, judgments, sentences and expenses of any kind in which it may incur as a result of third-party claims in connection with the Company’s utilisation of the Licenced Technology.

9.3.	If an industrial property right to the Technology is not granted over the Technology, this shall not be grounds for termination hereof.

10.BREACH

10.1.

In the event of a breach of the obligations, undertakings, provisions, terms, conditions, clauses or covenants established herein, the Party or Parties injured by the breach may choose to enforce the Agreement or to terminate it, with compensation for damages due in both cases.

10.2.	In no event shall termination hereof exempt the Company from its obligation to pay any outstanding amounts hereunder.

11.CONFIDENTIALITY

11.1.

The Parties agree that the information directly or indirectly related to the non-public know-how comprising the Licenced Technology is secret and confidential in nature. The Parties agree not to disclose this information and to maintain it under strict confidentiality and secrecy, expressly prohibiting the disclosure of any information and knowledge related to the Licence granted, and to subsequent developments thereof, such as technical procedures, templates, drawings, know-how, etc.

11.2.

The aforementioned restrictions on disclosure and use shall not apply to information already in the public domain or entering the public domain by a means other than breach hereof, or that must be disclosed by express mandate of law, an order issued by a competent authority, a decree, regulation or other legal rule, in which case the other Party must be notified before such disclosure.

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11.3.

Without prejudice to this confidentiality obligation, in the event that any Party is interested in the total or partial dissemination or publication of any confidential information relating to the Technology and which would comprise an industrial secret, in order to publish it in articles, conferences, lectures or acts of similar nature, in scientific journals, publications or seminars, then the other Party’s written permission shall be required, which must grant or deny it within thirty (30) days of receipt of such notification. Failure to respond, in one sense or another, shall be interpreted as tacit consent.

11.4.	The provisions of this clause shall remain in full force and shall bind the Parties regardless of the termination hereof.

12.PERSONAL DATA

12.1.

For automated or non-automated processing of the personal data of any of the Parties for any purpose, and for the transfer of data to third-party companies or persons, the Party undertaking the data processing or transfer must obtain prior express consent from the affected Party under the terms established in the Organic Law on Data Protection.

12.2.

For the dissemination by any of the Parties or by any information means related to the other Party, either to establish links allowing access to one of the other Party’s web pages, the Party intending to disseminate or embed the link shall obtain prior express consent from the affected Party.

13.PRESERVATION

13.1.

If any provision hereof is declared null or void, either in whole or in part, such nullity or voiding will only affect the provision or portion thereof which is null or void, with the remainder hereof remaining in effect, with the affected provision or part thereof being regarded as not having been written.

13.2.

For such purposes, the Agreement shall only cease to be valid as regards that null or void provision. No other part or provision of this Agreement shall be voided, invalidated, damaged or affected by such nullity or voiding. In this case, the Parties shall negotiate, in good faith, a new clause that is valid, effective and

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enforceable for the purposes of substituting the one that is not, in terms as similar as possible to the original.

14.ASSIGNMENT OF CONTRACTUAL POSITION

14.1.	The Company may not assign its contractual position herein to any third party, except with prior written consent from IDIBELL.

14.2.

IDIBELL may, at any time, assign its contractual position herein and/or management of the rights to the Technology to an entity in its group. In this scenario, the assignee of IDIBELL’s contractual position and/or management of the rights to the Technology shall fully assume the rights and obligations incumbent on IDIBELL hereunder.

15.NOTICES

All notices, approvals, consents, requests, demands or other communications that must be given to any of the Parties in writing may be delivered personally or by sending a certified letter with acknowledgement of receipt to the addresses listed in the heading hereof.

16.TAXES AND COSTS

The Parties agree that each of them shall assume and pay its own costs and expenses (including those of a tax nature) incurred as a result of the provisions herein.

17.GOVERNING LAW AND JURISDICTION

17.1.	The Parties agree that to resolve any dispute arising as a result of the interpretation, execution and performance hereof, the courts of the city of L'Hospitalet de Llobregat shall hold jurisdiction.

17.2.	This Agreement shall be governed by and construed in accordance with the laws of the Spanish State.

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IN WITNESS WHEREOF, the Parties sign this Agreement, issued in two (2) identical counterparts to a single effect, at the location and on the date stated in the heading.

/s/ Emilià Pola	/s/ Dr Manel M. Cascalló Piqueras
BIOMEDICAL RESEARCH INSTITUTE OF BELLVITGE	VCN BIOSCIENCES, S.L.
Emilià Pola	Dr Manel M. Cascalló Piqueras
Director	Administrator

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APPENDIX 1 - LICENCED TECHNOLOGY

The Technology licenced by IDIBELL to the Company consists of:

▪	Spanish Patent No. P200901201, under the title “Oncolytic adenoviruses for treating cancer”, filed on 6 May 2009.

The invention is related to an oncolytic adenovirus that comprises a sequence encoding a hyaluronidase enzyme inserted in its genome. This adenovirus spreads more efficiently in the tumour mass and therefore the oncolytic effect is increased. Injecting the oncolytic adenovirus of the invention endovenously, 10-fold tumour volume regressions are obtained. Therefore the oncolytic adenovirus of the present invention is useful for the treatment of a cancer or a pre-malignant state of cancer.

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